EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS
of
MENTOR CORPORATION

Containing all amendments through September 18, 2007

I  SHAREHOLDERS

Section 1.01              Place of Meetings; Authorization of Remote Communication.  Each meeting of the shareholders shall be held at the principal executive office of the Corporation or at such other place as may be designated by the Board of Directors or the Chief Executive Officer; provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Corporation is located.  The Board of Directors is authorized to hold regular or special meetings of the shareholders solely by means of remote communication through which the shareholders may participate in the meeting.

Section 1.02              Annual Meetings.  The Board of Directors shall fix the date for the annual meeting of shareholders which is to be held in each calendar year.  At the annual meeting, the shareholders shall designate the number of directors to constitute the Board of Directors, shall elect directors and shall transact such other business as may properly come before them; provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

Section 1.03              Special Meetings.  A special meeting of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer; by the Chief Financial Officer; by the Board of Directors or any two or more members thereof; or by one or more shareholders holding not less than ten percent of the voting power of all shares of the Corporation entitled to vote, who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the Corporation specifying the purposes of such meeting, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination (as such term is from time to time defined in the Minnesota Business Corporation Act), including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25 percent or more of the voting power of all shares entitled to vote.

Section 1.04              Meetings Held Upon Shareholder Demand.  Within 30 days of receipt of a demand by the Chief Executive Officer or the Chief Financial Officer from any shareholder or shareholders entitled to call a meeting of the shareholders, it shall be the duty of the Board of Directors of the Corporation to cause a special or regular meeting of shareholders, as the case may be, to be duly called and held on notice no later than ninety days after receipt of such demand.  If the Board of Directors fails to cause such a meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 1.06 hereof at the expense of the Corporation.

Section 1.05              Notice of Meetings.  Except when a meeting of shareholders is an adjourned meeting to be held not more than 120 days after the date fixed for the original meeting and the date, time, and place of such meeting were announced at the time of the original meeting or any adjournment of the original meeting, notice of all meetings shall be given to every holder of shares entitled to vote.  Such notice shall contain the date, time, and place of the shareholder meeting and any other information required by law.  In the case of a special meeting, the notice shall contain a statement of the purpose or purposes of the meeting.  The notice may also contain any other information deemed necessary or desirable by the Board of Directors or by any other person or persons calling the meeting.

Unless a different minimum notice period has been fixed by applicable law, the Articles of Incorporation, or these Bylaws, notice of all meetings, including meetings for consideration of the sale or other disposition of all or substantially all of the assets of the Corporation, shall be given not less ten nor more than sixty 60 days before the date of the meeting.

In the event that a plan of merger or exchange is to be considered at a meeting of shareholders, written notice of such meeting shall be given to every shareholder, whether or not entitled to vote, not less than 14 nor more than 60 days before the date of the meeting.  Such a notice shall contain the date, time, and place of the shareholder meeting, shall state that a purpose of such meeting is to consider the proposed plan of merger or exchange, and shall include a copy or a short description of the plan of merger or exchange.

Notice of all meetings shall be given to each eligible shareholder either by oral communication, by mailing a copy of the notice to an address designated by the shareholder or to the last known address of the shareholder, by handing a copy to the shareholder, or by any other delivery that conforms to law, including, without limitation, electronic communication if consent is given by a shareholder.  Notice shall be deemed received when it is given.  Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed.  Notice by electronic communication shall be deemed given (1) if by facsimile communication, when directed to a telephone at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to give notice; (3) if by a posting on an electronic network on which the shareholder has consented to receive notice, together with separate notice to the shareholder of specific posting, upon the later of: (i) the posting; and (ii) the giving of separate notice; and (4) if by any other form of electronic communication by which the shareholder has consented to receive notice, when directed to the shareholder.  Consent by a shareholder to notice given by electronic communication may be given in writing or by authenticated electronic communication.  The Corporation is entitled to rely on any consent so given until revoked by the shareholder, provided that no revocation affects the validity of any notice given before receipt by the Corporation of revocation of the consent.

Section 1.06              Waiver of Notice.  A shareholder may waive notice of the date, time, place and purpose or purposes of a meeting of shareholders.  A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance.  Attendance by a shareholder at a meeting is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 1.07              Quorum; Adjourned Meetings.  The holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting.  In case a quorum shall not be present at a meeting, those present shall adjourn to such day as they shall by majority vote agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least five days before such adjourned meeting.  If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting.  At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.  If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 1.08              Voting.

Subdivision 1.  A shareholder shall have one vote for each share held which is entitled to vote.  Except as otherwise required by law, a holder of shares entitled to vote may vote any portion of the shares in any way the shareholder chooses.  If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way.

Subdivision 2.  The Board may fix a date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting.  When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders.

Subdivision 3.  The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote, except when a different vote is required by law or the Articles of Incorporation.

Section 1.09              Proxies.  A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the corporation at or before the meeting at which the appointment is to be effective.

Section 1.10              Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the shareholders entitled to vote on that action.  The written action is effective when it has been signed, or consented to by authenticated electronic communication, by all of those shareholders, unless a different effective time is provided in the written action.

Section 1.11              Remote Communications for Shareholder Meetings.  The Board of Directors is authorized to hold regular or special meetings of the shareholders solely by means of remote communication through which the shareholders may participate in the meeting, if notice of the meeting is given to every holder of shares entitled to vote, and if the number of shares held by the shareholders participating in the meeting would be sufficient to constitute a quorum at the meeting.  Furthermore, the Board of Directors is authorized to determine that a shareholder not physically present in person or by proxy at a regular or special meeting of shareholders may, by means of remote communication, participate in a meeting of shareholders held at a designated place.  In any meeting of shareholders held solely by means of remote communication or in any meeting of shareholders held at a designated place in which one or more shareholders participate by means of remote communication the Corporation must implement reasonable measures to verify that each person deemed present and entitled to vote at the meeting by means of remote communication is a shareholder; and the Corporation must implement reasonable measures to provide each shareholder participating by means of remote communication with a reasonable opportunity to participate in the meeting, including an opportunity to:  (i) read or hear the proceedings of the meeting substantially concurrently with those proceedings; (ii) if allowed by the procedures governing the meeting, have the shareholder's remarks heard or read by other participants in the meeting substantially concurrently with the making of those remarks; and (iii) if otherwise entitled, vote on matters submitted to the shareholders.

Section 1.12              Notice of Shareholder Business; Nomination of Director Candidates.

Subdivision 1.  At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business (including nominations for the election of directors) must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, (c) properly brought before an annual meeting by a shareholder or (d) properly brought before a special meeting by a shareholder, but if, and only if, the notice of a special meeting provides for business to be brought before the meeting by shareholders. For business (including nominations for the election of directors) to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder proposal to be presented at an annual meeting or a nomination for the election of directors shall be received at the Corporation's principal executive offices not less than one hundred twenty (120) calendar days in advance of the date that the Corporation's (or the Corporation's predecessor's) proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a special meeting, notice by the shareholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or a public announcement of the meeting date was made. (For the purposes of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act")). A shareholder's notice to the Secretary concerning any business except for the nomination of directors shall set forth as to each matter the shareholder proposes to bring before the annual or special meeting: (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. A shareholder's notice to the Secretary of the Corporation concerning the nomination of directors shall set forth: (a) the name and address of the shareholder who intends to make the nomination, or the beneficial owner, if any, on whose behalf the nomination is being made and of the person or persons to be nominated, (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between the shareholder or such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors and (e) the consent of each nominee to serve as a director of the Corporation if so elected. Notwithstanding the foregoing, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Section 1.12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Subdivision 2.  Notwithstanding the first paragraph of this Section 1.12, in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred thirty (130) days prior to the first anniversary of the date that the Corporation's (or its predecessor's) proxy statement was released to shareholders in connection with the previous year's annual meeting, a shareholder's notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

Subdivision 3.  In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation's notice of meeting, if the shareholder's notice as required by the first paragraph of this Section 1.12 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the seventieth (70th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

Subdivision 4.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted and no nominations for the election of directors shall be made at an annual or special meeting except in accordance with the procedures set forth in this Section 1.12. The chairman of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting or that a nomination was not made in accordance with the provisions of this Section 1.12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted or any such nomination shall be disregarded.

II  DIRECTORS

Section 2.01              Number, Qualifications and Term of Office.  The number of directors shall be established by resolution of the shareholders at a number not less than three, subject to the right of the Board of Directors by resolution to increase such number of directors by no more than two over the number last established by the shareholders.  Directors need not be shareholders.  Each of the directors shall hold office until the annual meeting of shareholders next held after his or her election and until he or she shall resign or have been removed as hereinafter provided.

Section 2.02              Vacancies.  If there be a vacancy among the directors of this Corporation by reason of death, resignation, increase in the number of directors required by Section 2.01 or otherwise, such vacancy shall be filled for the unexpired term by a majority of the remaining directors of the Board, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at their next annual meeting or at any meeting duly called for that purpose.

Section 2.03              Removal.  The entire Board of Directors or any individual director may be removed from office, with or without cause, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors, except as otherwise provided by law where the shareholders have the right to cumulate their votes.  In the event that the entire Board or any one or more directors be so removed, new directors shall be elected at the same meeting.

Section 2.04              Place of Meetings; Meetings by Remote Communication.  Each meeting of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be designated from time to time by a majority of the members of the Board.  The Board of Directors may determine that a meeting of the Board of Directors shall be held solely by one or more means of remote communication through which all of the directors may participate with each other during the meeting.  Furthermore, a director may participate in a board meeting by means of conference telephone or, if authorized by the Board, by such other means of remote communication, in each case through which the director, other directors so participating, and all directors physically present at the meeting may participate with each other during the meeting.  Participation in a meeting by that means constitutes presence at the meeting.

Section 2.05              Regular Meetings.  Regular meetings of the Board of Directors for the election of officers and the transaction of any other business shall be held without notice at the place of and immediately after each regular meeting of the shareholders.

Section 2.06              Special Meetings.  A special meeting of the Board of Directors may be called for any purpose or purposes at any time by any member of the Board by giving not less than 24 hours' notice to all directors of the date, time and place of the meeting, provided that when notice is mailed, at least four days' notice shall be given.  The notice need not state the purpose of the meeting.

Section 2.07              Waiver of Notice: Previously Scheduled Meetings.

Subdivision 1.  A director of the Corporation may waive notice of the date, time and place of a meeting of the Board.  A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance.  Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

Subdivision 2.  If the day or date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required.  Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

Section 2.08              Quorum; Acts of Board.  The presence of a majority of the directors currently holding office shall be necessary to constitute a quorum for the transaction of business.  In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present.  If a quorum is present when a duly held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum.  Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the Board shall take action by the affirmative vote of a majority of the directors present at a duly held meeting.

Section 2.09              Absent Directors.  A director of the Corporation may give advance written consent or opposition to a proposal to be acted on at a Board meeting.  If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 2.10              Action Without a Meeting.  An action required or permitted to be taken at a board meeting may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the directors.  Any action, other than an action requiring shareholder approval, if the Articles of Incorporation so provide, may be taken by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present.  The written action is effective when signed, or consented to by authenticated electronic communication, by the required number of directors, unless a different effective time is provided in the written action.  When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date.

Section 2.11              Committees.

Subdivision 1.  A resolution approved by the affirmative vote of a majority of the Board may establish committees having the authority of the Board in the management of the business of the Corporation only to the extent provided in the resolution.  Committees shall be subject at all times to the direction and control of the Board, except special litigation committees and committees formed pursuant to Minnesota Statutes Section 302A.673, subdivision 1(d).

Subdivision 2.  A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present at a duly held Board meeting.

Subdivision 3.  Section 2.04 and Sections 2.06 to 2.10 hereof shall apply to committees and members of committees to the same extent as those sections apply to the Board and directors.

Subdivision 4.  Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

Section 2.12              Committee of Disinterested Persons.  Pursuant to the procedure set forth in Section 2.11, the Board may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the Corporation to pursue a particular legal right or remedy of the Corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Corporation.  The committee, once established, is not subject to the direction or control of, or termination by, the Board.  A vacancy on the committee may be filled by a majority vote of the remaining committee members.  The good faith determinations of the committee are binding upon the Corporation and its directors, officers and shareholders.  The committee terminates when it issues a written report of its determinations to the Board.

Section 2.13              Compensation.  The Board may fix the compensation, if any, of directors.

III  OFFICERS

Section 3.01              Number and Designation.  The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer.  The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board.  Any of the offices or functions of those offices may be held by the same person.

Section 3.02              Chief Executive Officer.  Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have general active management of the business of the Corporation; (b) shall, when present, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) may maintain records of and certify proceedings of the Board and shareholders; and (e) shall perform such other duties as may from time to time be assigned by the Board of Directors.

Section 3.03              Chief Financial Officer.  Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all of such officers transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

Section 3.04              President.  Unless otherwise determined by the Board, the President shall be the Chief Executive Officer of the Corporation.  If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors.

Section 3.05              Vice Presidents.  Any one or more Vice Presidents, if any, may be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents.  During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President, and, in the absence of any such Vice President, it shall be the duty of the highest ranking Senior Vice President or other Vice President, who shall be present at the time and able to act, to perform the duties of the President.  The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order of rank by the Board of Directors, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

Section 3.06              Secretary.  The Secretary, unless otherwise determined by the Board, shall attend all meetings of the shareholders and all meetings of the Board of Directors, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings.  Except as otherwise required or permitted by law or by these Bylaws, the Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors.

Section 3.07              Treasurer.  Unless otherwise determined by the Board, the Treasurer shall be the Chief Financial Officer of the Corporation.  If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board of Directors.

Section 3.08              Authority and Duties.  In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors.  Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.

Section 3.09              Term.

Subdivision 1.  All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

Subdivision 2.  An officer may resign at any time by giving written notice to the Corporation.  The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

Subdivision 3.  An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly held Board meeting.

Subdivision 4.  A vacancy in an office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired portion of the term by the Board.

Section 3.10              Compensation.  The compensation of all officers of the Corporation shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board.

IV  INDEMNIFICATION

Section 4.01              Indemnification.  The Corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or as required or permitted by other provisions of law; provided, however, that the Corporation shall not make advances to any person other than a director of the Corporation or of another corporation at least 80% of the common stock of all classes of which is owned directly or indirectly by the Corporation (a "Subsidiary") or an officer of the Corporation or of a Subsidiary who was elected by the directors of the Corporation or Subsidiary, as the case may be; and provided, further, that the Corporation shall not indemnify any person, other than a director of the Corporation or of a Subsidiary or an officer of the Corporation or of a Subsidiary who was elected by the directors, in respect of any judgment, penalty, fine, excise tax, settlement, expense or other matter for which such person shall have been finally determined to be liable by reason of his or her negligence, recklessness or willful misconduct.

Section 4.02              Insurance.  The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.

V  SHARES

Section 5.01              Certificated and Uncertificated Shares.

Subdivision 1.  The shares of the Corporation shall be either certificated shares or uncertificated shares.  Each holder of duly issued certificated shares is entitled to a certificate of shares.

Subdivision 2.  Each certificate of shares of the Corporation shall bear the corporate seal, if any, and shall be signed by the Chief Executive Officer, or the President or any Vice President, and the Chief Financial Officer, or the Secretary or any Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer and the corporate seal upon such certificate may be facsimiles, engraved or printed.  If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

Subdivision 3.  A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

Subdivision 4.  A resolution approved by the affirmative vote of a majority of the directors present at a duly held meeting of the Board may provide that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

Section 5.02              Declaration of Dividends and Other Distributions.  The Board of Directors shall have the authority to declare dividends (and other distributions) upon the shares of the Corporation to the extent permitted by law.

Section 5.03              Transfer of Shares.  Shares of the Corporation may be transferred only on the books of the Corporation by the holder thereof, in person or by such person's attorney.  In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares.  The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares.

Section 5.04              Record Date.  The Board of Directors may fix a time, not exceeding sixty days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the shareholders entitled to receive payment of such dividend or other distribution, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.

VI  MISCELLANEOUS

Section 6.01              Execution of Instruments.

Subdivision 1.  All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chief Executive Officer, or the President, or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors.

Subdivision 2.  If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

Section 6.02              Advances.  The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

Section 6.03              Corporate Seal.  The seal of the Corporation, if any, shall be a circular embossed seal having inscribed thereon the name of the Corporation and the following words:

"Corporate Seal Minnesota"

Section 6.04              Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 6.05              Amendments.  The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation, subject to the power of the shareholders to change or repeal the same, provided, however, that the Board shall not adopt, amend or repeal any Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a Bylaw that increases the number of directors.

Section 6.06              Definitions.  The following words or phrases when used in these Bylaws have the meanings set forth below:

(1)           "Electronic Communication" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient of the communication, and that may be directly reproduced in paper form by the recipient through an automated process.

(2)           "Remote Communication" means communication via electronic communication, conference telephone, video conference, the Internet, or such other means by which persons not physically present in the same location may communicate with each other on a substantially simultaneous basis.

(3)           "Authenticated" means, with respect to an electronic communication, that the communication is delivered to the principal place of business of the Corporation, or to an officer or agent of the Corporation authorized by the Corporation to receive the communication, and that the communication sets forth information from which the Corporation can reasonably conclude that the communication was sent by the purported sender.